UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2007

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

ASSET PURCHASE AGREEMENT

On June 19, 2007, ATS Medical, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") by and between the Company and CryoCath Technologies Inc., a company incorporated under Part 1A of the Companies Act (Quebec) ("CryoCath"), pursuant to which the Company will acquire the tangible assets and certain intangible assets of CryoCath related to its cryoablation surgical device business and also license from CryoCath, under a royalty-free, perpetual license, certain of CryoCath’s intellectual property that is used in the surgical device business.

Pursuant to the Asset Purchase Agreement, and upon the terms and subject to the conditions thereof, the Company will pay CryoCath U.S. $22 million at closing and an additional U.S. $2 million twenty-four months after closing, and up to an additional U.S. $6 million in contingent payments, U.S. $2 million of which is contingent on the successful transition of manufacturing from CryoCath to the Company and U.S. $4 million of which is contingent upon the Company reaching certain levels of sales in 2009 and 2010 of one of the products that is manufactured and sold in the cryoablation surgical device business. The Asset Purchase Agreement includes customary representations, warranties and covenants of the Company and CryoCath and is subject to customary closing conditions.

At the closing, the existing Distribution Agreement and Agent Agreement in place between the Company and CryoCath, each dated November 9, 2004, will be terminated in accordance with the terms set forth in the Termination Agreement between the Company and CryoCath.

At the closing, the parties also plan to enter into a License Agreement, which will provide the Company with an exclusive, perpetual, worldwide license to use CryoCath’s intellectual property related to the cryoablation surgical business. The license granted to the Company pursuant to the License Agreement will enable the Company to use such intellectual property to develop, make, use, promote, distribute and sell argon-based cryoablation devices and other similar devices in any territory by any means to cardiac, thoracic or cardiothoracic surgeons and to use such products in connection with cardiac cryoablation surgery. The License Agreement may be terminated only by the Company, and the Company may terminate the License Agreement for any reason by providing written notice to CryoCath, in which case the License Agreement shall terminate at such time indicated in the written notice, but no earlier than thirty days from the date on which the notice is sent.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, the Company and CryoCath also plan to enter into a Manufacturing Agreement (the "Manufacturing Agreement") pursuant to which CryoCath will agree to manufacture, assemble and supply products relating to the cryoablation surgical business to the Company. Such products shall be provided upon receipt of a purchase order from the Company and in such quantities and in accordance with the terms specified in the purchase order and the Manufacturing Agreement. The purchase price of the products shall be (1) for products scheduled for delivery during the first six months of the Manufacturing Agreement, 120% of CryoCath’s fully loaded direct costs of manufacturing such products and (2) for products scheduled for delivery after the first six months of the Manufacturing Agreement, 120% of CryoCath’s fully loaded direct costs of manufacturing such products. The term of the Manufacturing Agreement is one year. If the parties decide to extend the Manufacturing Agreement beyond one year, the cost will be negotiated between the parties but in no event will be less than 125% multiplied by the fully loaded direct costs of manufacturing the cryoablation surgical products.

ENDOCARE LETTER AGREEMENT

On June 7, 2007, the Company and CryoCath entered into a letter agreement with Endocare, Inc. (the "Endocare Letter Agreement"), pursuant to which the Company and CryoCath agreed that, upon the closing of the transactions contemplated by the Asset Purchase Agreement, the existing Asset Purchase and Technology License Agreement between CryoCath and Endocare dated April 14, 2003 (the "Existing License Agreement") would be bifurcated, with the Company having the exclusive right to use, modify, develop and change the technology described in the Existing License Agreement in order to develop, manufacture, promote, market, sell distribute and commercialize products that may be sold or marketed to cardiac, thoracic or cardiothoracic surgeons and which are used in cardiac cryoablation surgery (the "ATS Field of Use"). CryoCath would have similar rights with respect to the licensed cardiovascular products for all products that are not in the ATS Field of Use. The Letter Agreement will become effective upon the closing of the transactions contemplated by the Asset Purchase Agreement but will terminate automatically if the transactions contemplated by the Asset Purchase Agreement do not close by July 31, 2007.

SECURITIES PURCHASE AGREEMENT

On June 19, 2007, the Company entered into a Common Stock and Warrant Purchase Agreement (the "Securities Purchase Agreement") with Alta Partners VIII, L.P. (the "Investor"), pursuant to which the Company agreed to issue to the Investor an aggregate of 9,800,000 shares (the "Shares") of the Company’s common stock (the "Common Stock") and a seven-year warrant to purchase up to 1,960,000 shares of Common Stock at an exercise price of $1.65 per share, or the equivalent cash value thereof, as described below (the "Warrant"). The Investor will pay $1.65 per share for the purchase of the Shares and $0.125 per underlying share for the purchase of the Warrant. The gross proceeds of the sale of the Shares and Warrant will be $16,415,000, and the aggregate fair market value of the Warrant, if issued apart from the Shares, is $245,000. The transactions contemplated by the Securities Purchase Agreement are expected to close on or about June 27, 2007.

Under the terms of the Warrant, if the Company does not receive approval of its shareholders at the Company’s 2008 annual meeting of shareholders (or any subsequent annual meeting) to issue shares of Common Stock to the Investor upon exercise of the Warrant, then the Warrant will become exercisable on the first anniversary of the closing and the Investor will be entitled to receive, upon exercise of the Warrant, cash from the Company in an amount equal to the difference between the then-current fair market value and the exercise price of the Warrant. If the Company receives shareholder approval to issue shares of Common Stock upon exercise of the Warrant, then the Warrant will become exercisable upon receipt of such shareholder approval and the Investor will be entitled to receive shares of Common Stock upon exercise of the Warrant.

Under the terms of the Securities Purchase Agreement, the Company has also agreed to enter into a Registration Rights Agreement with the Investor and to appoint to its Board of Directors effective as of the closing one person designated by the Investor. This person is currently expected to be Mr. Guy Nohra. The Securities Purchase Agreement also contains customary representations, warranties and covenants of the Company and the Investor and is subject to customary closing conditions.

Pursuant to the Registration Rights Agreement, the Company will agree to prepare and file with the United States Securities and Exchange Commission (the "SEC"), on or prior to the 30th calendar day following the closing of the issuance of the Shares and Warrant, a registration statement (the "Registration Statement") covering the resale of the Shares and, if permitted by the SEC, the Company’s common stock underlying the Warrant (the "Warrant Shares"), for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If the Company is not permitted to register the Warrant Shares on the initial Registration Statement, the Company will file a second registration statement covering the Warrant Shares at such time as shall be permissible under SEC rules and regulations.

Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof but, in any event, within (1) 90 days following the filing date of the Registration Statement if the SEC has informed the Company that no review of the Registration Statement will be made and (2) 120 days following the Filing Date if the SEC has informed the Company that it will review the Registration Statement. The Company has also agreed to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date on which all of the Shares and Warrant Shares have been sold and the date on which all of the Shares and Warrant Shares can be sold publicly under Rule 144(k) promulgated by the SEC pursuant to the Securities Act. If the Registration Statement is not declared effective within the timeframes set forth above, then the Company will be obligated to pay liquidated damages to the Investor in an amount equal to 1% of the aggregate amount invested by the Investor for each 30-day period, or pro rata for any portion thereof, following the date by which the Registration Statement should have been declared effective; provided, however, that the aggregate amount of liquidated damages paid shall not exceed 12% of the aggregate amount invested by the Investor.

The foregoing is not a complete summary of the terms of the Securities Purchase Agreement, the Warrant and the Registration Rights Agreement described in this Item 1.01, and reference is made to the complete text of the Securities Purchase Agreement, and the forms of Registration Rights Agreement and Warrant attached hereto as Exhibit 10.2.

AMENDMENT TO LOAN AGREEMENT

Effective as of July 28, 2004, the Company entered into a Loan and Security Agreement (the "Loan Agreement") with Silicon Valley Bank (the "Bank"), establishing a secured revolving credit facility for $8.5 million consisting of a $2.5 million three-year term loan as well as a two-year $6.0 million line of credit.

On June 19, 2007, the Company entered into an Amendment to the Loan Agreement (the "June 2007 Amendment") whereby the Bank consented to (i) the Company’s purchase of certain surgical cryoablation assets from CryoCath Technologies, Inc. (the "CryoCath Assets") and (ii) certain agreements related to the acquisition of the CryoCath Assets. The June 2007 Amendment also provided for a new $8.6 million term loan (the "Term Loan") to the Company, which is to be used to repay the outstanding advances to the Company from the Bank under the Loan Agreement and to purchase the CryoCath Assets.

Under the Term Loan, the Company is required to make 42 monthly payments, each consisting of $204,761.90 in principal plus interest, with such payments beginning on July 1, 2007 and continuing on the first day of each successive month until December 31, 2010. The Company also has the right to prepay all, but not less than all, of the outstanding Term Loan at any time so long as no event of default has occurred and is continuing. If an event of default occurs under the Loan Agreement, the entire Term Loan becomes due and payable. Interest on the Term Loan shall accrue at a fixed rate per annum equal to 1.25% above the Prime Rate which is in effect as of the funding date of the Term Loan.

The June 2007 Amendment also made certain changes to the liquidity ratio test set forth in the Loan Agreement. The liquidity ratio was changed to require that the Company maintain, at all times, on a consolidated basis, a ratio of (y) the sum of (1) unrestricted cash (and equivalents) of the Company on deposit with the Bank plus (2) 50% of the Company’s accounts receivable arising form the sale or lease of goods, or provision of services, in the ordinary course of business, divided by (z) the indebtedness of the Company to the Bank for borrowed money, of equal to or greater than 1.40 to 1.00. If, however, the amount of the Company’s eligible accounts ever becomes less than 50% of the Company’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, then subsection (2) above shall be revised to read as follows: "(2) the lesser of the amount of the Company’s eligible accounts or 50% of the Company’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, unless the Bank shall consent in writing otherwise."

A copy of the original Loan Agreement was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended September 30, 2004. Copies of various amendments to the Loan Agreement were filed as exhibits to Forms 8-K filed on March 30, 2005, March 30, 2006, and August 17, 2006. A copy of the June 2007 Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The description in this Current Report on Form 8-K of the June 2007 Amendment is qualified in its entirety by reference to the attached copy of the June 2007 Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01 under the heading "Amendment to Loan Agreement," upon execution of the Amendment to the Loan Agreement (as those terms are defined in Item 1.01 above) on June 19, 2007, the Company became obligated under an agreement which will give rise to a direct financial obligation, namely the new Term Loan, as that term is defined in such Item 1.01. The description of the terms of the Amendment and the new Term Loan in Item 1.01 are hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01 under the heading "Securities Purchase Agreement," upon execution of the Common Stock and Warrant Purchase Agreement on June 19, 2007, the Company became obligated to issue certain equity securities in an unregistered sale to Alta Partners VIII, L.P., namely the Shares and the Warrant, as those terms are defined in such Item 1.01. The description of the terms of such securities and such issuance and sale in Item 1.01 are hereby incorporated by reference into this Item 3.02.

In issuing the Shares and the Warrant, the Company relied upon exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Alta Partners VIII, L.P. has represented to the Company that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

2.1 Asset Purchase Agreement dated June 18, 2007 by and between ATS Medical, Inc. and CryoCath Technologies Inc., including Form of Technology License Agreement, Form of Manufacturing Agreement, and Form of Termination Agreement.*

10.1 Letter Agreement, dated June 7, 2007, by and among Endocare, Inc., CryoCath Technologies Inc. and ATS Medical, Inc.

10.2 Common Stock and Warrant Purchase Agreement, dated as of June 19, 2007, by and between ATS Medical, Inc. and Alta Partners VIII, L.P., including Form of Warrant, Form of Registration Rights Agreement and Form of Management Rights Letter.

10.3 Amendment, dated June 18, 2007, to the Loan and Security Agreement between Silicon Valley Bank and the Company dated July 28, 2004.
___________________________

*Certain exhibits and schedules to the Asset Purchase Agreement have been omitted but will be provided supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

June 25, 2007	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Acting Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement dated June 19, 2007 by and between ATS Medical, Inc. and CryoCath Technologies Inc., including Form of Technology License Agreement, Form of Manufacturing Agreement, and Form of Termination Agreement.
10.1	Letter Agreement, dated June 7, 2007, by and among Endocare, Inc., CryoCath Technologies Inc. and ATS Medical, Inc.
10.2	Common Stock and Warrant Purchase Agreement, dated as of June 19, 2007, by and between ATS Medical, Inc. and Alta Partners VIII, L.P., including Form of Warrant, Form of Registration Rights Agreement, Form of Management Rights Letter and Form of Opinion.
10.3	Amendment, dated June 18, 2007, to the Loan and Security Agreement between Silicon Valley Bank and the Company dated July 28, 2004.